U.S. SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                      Date of Report: January 26, 2006


                        TRANSAX INTERNATIONAL LIMITED
              __________________________________________________
       (Exact Name of Small Business Issuer as Specified in its Charter)


                                   COLORADO
                   ________________________________________
             (State or other Jurisdiction as Specified in Charter)


            00-27845                                    84-1304106
                  __________________________________________
    (Commission file number)           (I.R.S. Employer Identification No.)


                            5201 Blue Lagoon Drive
                                   8th Floor
                             Miami, Florida 33126
                        _______________________________
                   (Address of Principal Executive Offices)


                                 305.629.3090
                             ____________________
                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written  communications pursuant to Rule 425 under the  Securities  Act
	(17 CFR 230.425)
[   ]   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
	CFR 240.14a-12)
[   ]   Pre-commencement  communications pursuant to Rule  14d-2(b)  under  the
	Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement  communications pursuant to Rule  13e-4(c)  under  the
	Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Principal Officers - Vice President of Investor Relations and Corporate Communications

On January 26, 2006, the board of directors of Transax International Limited, a Colorado corporation (the "Company"), pursuant to written unanimous consent, appointed David Sasso as the Vice President of Investor Relations and Corporate Communications of the Company effective January 26, 2006.

Mr. Sasso has over ten years of public and private market experience in investor relations and corporate governance. Throughout his career, Mr. Sasso has been an integral member of executive management responsible for investor relations. Previously, Mr. Sasso was the managing director of Marketing Services Group in New York City, New York, as well as managing director of investor relations at KCSA Public Relations Worldwide, representing several emerging growth companies. Prior to KCSA Public Relations Worldwide, he was vice president at the Abernathy MacGregor Group, a financial communications agency. Earlier in his career, Mr. Sasso worked with Merrill Lynch in their worldwide headquarters. Mr. Sasso earned a degree from the State University of new York at Albany, New York.

As of the date of this Report, the Company does not have any contractual arrangements with Mr. Sasso.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  Transax International Limited


Date:  February 16, 2006          By:/s/ Stephen Walters
                                  ------------------------
                                  Stephen Walters
                                  President and Chief Executive Officer